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                     SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C.  20549

                                 ----------


                                  FORM 8-K


                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(D) OF THE
                       SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported) April 14, 1997


                        F.F.O. FINANCIAL GROUP, INC.
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             (Exact name of registrant as specified in charter)




          Florida                       0-17194                    59-2899802
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(State or other jurisdiction          (Commission                (IRS employer
     of incorporation)                file number)           identification no.)




2013 Live Oak Boulevard, St. Cloud, Florida                   34771-8262
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(Address of principal executive offices)                      (Zip Code)



Registrant's telephone number, including area code: (407) 892-1200

                               Not Applicable
        -------------------------------------------------------------
        (Former name or former address, if changed since last report)





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Item 5.  Other Events.

         On April 14, 1997, the Registrant announced that it entered into an Agreement and Plan of Merger (the "Agreement") with Republic Bancshares, Inc. ("Republic") providing for the merger of the Registrant with and into Republic. Under the terms of the Agreement, Republic will exchange shares of its common stock for all of the outstanding shares of Registrant common stock at an exchange ratio of 0.29 share of Republic for each share of Registrant common stock. In certain circumstances the exchange ratio will adjust for decreases in Republic's common stock price; however, in no event will the exchange ratio exceed 0.30 share of Republic common stock for each share of Registrant common stock. The Registrant has the right to terminate the transaction if the average of Republic's common stock price is less than $13.50 shortly before the closing of the transaction. Outstanding options for Registrant common stock will be converted into options for Republic common stock on a basis equivalent to the exchange ratio.

         Mr. William R. Hough (a director of the Registrant) is a principal shareholder in each of Republic and the Registrant. It is anticipated that the transaction with Republic will be accounted for as a corporate reorganization under which Mr. Hough's controlling interest in the Registrant will be carried forward at its historical cost while the minority interest in the Registrant will be recorded at fair value.

         Consummation of the transaction is subject to certain terms and conditions contained in the Agreement, including the receipt of approval of the merger by the shareholders of Republic and the Registrant, the receipt of certain regulatory approvals, and the receipt of a favorable tax opinion.





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         The Press Release issued by the Registrant with respect to the
Agreement is filed as Exhibit 2.1 and is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)      Financial Statements of Business Acquired:  None.

(b)      Pro Forma Financial Information:  None

(c)      Exhibits:

         99 Joint Press Release dated April 14, 1997, issued by Republic Bancshares, Inc. and F.F.O. Financial Group, Inc.





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                                  SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       F.F.O. FINANCIAL GROUP, INC.



                                       By: /s/  James B. Davis
                                          --------------------------------------
                                           James B. Davis
                                           President and Chief Executive Officer



Date:  April 14, 1997





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